UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 21, 2017

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

As previously disclosed, AT&T Inc. ("AT&T") entered into an Agreement and Plan of Merger, dated as of October 22, 2016 (the "Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Time Warner"), AT&T, West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T ("Corporate Sub"), and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T ("Merger LLC"), and under the terms of the Merger Agreement, the "Termination Date" of the Merger Agreement has been extended to April 22, 2018.

On December 21, 2017, AT&T, Time Warner, Corporate Sub and Merger LLC entered into a limited waiver and agreement, pursuant to which AT&T and Time Warner each waived, until June 21, 2018, its right to terminate the Merger Agreement due to a failure to complete their merger contemplated thereunder by April 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017	AT&T INC.

	By:	/s/ Stacey Maris
Stacey Maris
Senior Vice President – Assistant General Counsel and Secretary